[Confidential treatment is being sought for certain portions of this Exhibit, as indicated by a "[*]" symbol and footnoted as "omitted pursuant to Rule 406." Such omitted portions have been filed with the Securities and Exchange Commission.]

                                                                   EXHIBIT 10.9

               ODFI-ORIGINATOR AGREEMENT FOR AUTOMATED CLEARING

                                 HOUSE ENTRIES

This Agreement, dated as of February 16, 1999 is between eFunds Corporation the ("Company") and Pacific Mercantile Bank, a state banking association ("Bank").

                                 A.   RECITALS

Company acts as agent for third party payees ("Payees") in connection with the collection of remittances due to Payees by consumers.

Company wishes to collect such remittances through Automated Clearing House ("ACH") debit Entries against the accounts of such consumers. Company also wishes, through ACH credit Entries, to transfer such funds after their receipt and crediting to Payee accounts at Bank to the accounts of Payees maintained at third-party financial institutions.

Bank is willing to act as an Originating Depository Financial Institution ("ODFI") with respect to such Entries.

Unless otherwise defined herein, capitalized terms shall have the meanings provided in the rules (the "Rules") of the National Automated Clearing House Association ("NACHA"). The term "Entries" shall have the meaning provided in the Rules shall mean debit and credit Entries unless otherwise specified and shall also mean the data received from Company hereunder from which Bank prepares Entries.

                                 B.  AGREEMENT

          1.   Transmittal of Entries by Company.

(a) Company may, as agent for Payees, from time to time and in accordance with this Agreement and the Rules prepare and transmit to Bank debit Entries for the collection of remittances due to such Payees. The total dollar amount of debit Entries transmitted by Company to Bank on any one day shall not exceed
[*]. The aggregate total

[*] Omitted pursuant to Rule 406.

of debit Entries transmitted by Company to Bank during any 15-day period shall not exceed [*].

(b) Company may, as agent for Payees, from time to time and in accordance with this Agreement and the Rules prepare and transmit to Bank credit Entries for the transfer; of Payee funds from a Custodial Account (as defined below) of a Payee to an account of the Payee maintained at a third-party financial institution. The total dollar amount of credit Entries transmitted by Company to Bank on any one day shall not exceed [*]. The aggregate total of credit Entries transmitted by Company to Bank during any 15-day period shall not exceed [*].

          2.   Security Procedure.

Company and Bank shall comply with the security procedure requirements described in Schedule A when transmitting or receiving Entries.

          3.   Processing Entries.

Company shall be responsible for processing Entries so as to conform to the file specifications set forth in the Rules. Company shall transmit Entries to the location and in compliance with such formatting and other requirements as may be established by Bank from time to time.

          4.   Transmittal of Entries.

(a) Bank agrees to act as the ODFI with respect to Entries received or initiated on its behalf to the ACH.

(b) Bank shall transmit or cause to have transmitted by Company such Entries to the ACH by the deadline of the ACH set forth in Schedule B on the date such Entries are received from Company provided:

     (i) the Entries received by ACH before [*] (the Cut-Off Hour") on a business day,

[*] Omitted pursuant to Rule 406.

     (ii) the Effective Entry Date is one business day after such business day, and

     (iii) the ACH is open for business on such business day. For purpose of this Agreement, a "business day" is a day on which Bank is open to the public for carrying on substantially all of its business other than a Saturday or Sunday. Entries shall be deemed received by Bank when received by Bank at the location specified by Bank in compliance with any related security procedure provided for herein.

(c) If any of the requirements of clause (i), (ii) or (iii) of Section 4 (b) is not met, Bank or Company shall use reasonable efforts to transmit such Entries to the ACH by the next deposit deadline of the ACH following the date such Entries are received, but shall not be liable for any delay in or failure to do so.

          5.   On-Us Entries.

In the case of an Entry received for debiting to an account maintained with Bank (an "On-Us Entry"), Bank shall debit the Receiver's account in the amount of such Entry on the Effective Entry Date contained in such Entry, provided the requirements set forth in clause (i) and (ii) of Section 4 (b) are met. If either of those requirements is not met, Bank shall use reasonable efforts to debit the Receiver's account in the amount of such Entry on the next business day following such Effective Entry Date, but shall not be liable for any delay in or failure to do so.

          6.   Rejection of Entries.

Notwithstanding any other provision of this Agreement to the contrary:

(a) Bank shall have the right to reject any specific Entry, at sole discretion of Bank and either for cause or without cause. Without limiting the generality of the foregoing, Bank shall be under no obligation to receive or transmit, or to act as an ODFI with respect to, any specific Entry submitted by Company to Bank if, in Bank's reasonable determination, to do so may or could result in any liability or loss to Bank.

(b)  Company acknowledges that Bank may reject any Entry that:

     (i)    does not comply with the requirements of section (1) or (2),

     (ii) which contains an Effective Entry Date more than one business day after the business day such Entry is received by bank, or

     (iii) which constitutes a transaction that does not comply fully with all provisions of this Agreement, the Rules or federal or state law.

Bank shall also have the right to reject an "On-Us Entry" for any reason that such entry might be returned under the Rules. Bank shall have the right to reject any Entry if Company has failed to comply with its Company Account balance obligations under Section 10. Bank shall have the right to reject any credit Entry from a Custodial Account (as defined below) if, at the time of receipt of such Entry from Company, there are not finally and immediately available funds in the Custodial Account in amount equal to or exceeding the amount of the credit Entry.

          7.   Cancellation or Amendment by Company.

Company shall have no unilateral right to cancel or amend any Entry after its receipt by Bank. However, Bank shall us reasonable efforts to act on a request by Company for cancellation of an Entry if the request is received by Bank prior to transmitting the Entry to the ACH or, in the case of an On-Us Entry, prior to debiting a Receiver's account, provided such request complies with the security procedure set forth in Schedule A for cancellation of data, but shall have no liability if such cancellation is not effected.

          8.   Notice of Returned Entries.

Bank shall notify Company by telephone or electronic transmission of the receipt of an Entry returned from the ACH on the day of such receipt. Except for an Entry retransmitted by Company in accordance with the requirements of this Agreement, Bank shall have no obligation to re-transmit a returned Entry to the ACH if Bank complied with the terms of this Agreement with respect to the original Entry. In the event that Company is the originator for the Bank, then return information will be transmitted to the Bank no later than the same day of receipt of the return.

          9.   The Custodial Accounts.

Company shall establish at Bank a custodial account (a "Custodial Account"). Company shall establish each such Custodial Account as an account at Bank and in a manner and form acceptable to Bank. Company shall supply or cause to be supplied to Bank all relevant documents, signature cards and account opening materials as may be required by Bank in connection with the establishment of each Custodial Account.

Bank agrees on the Settlement Date with respect to each debit Entry to credit funds received in settlement of the Entry to the Custodial Account to which such Entry relates, and Bank shall have the right to debit funds in a Custodial Account on the date any credit Entry with respect to that Custodial Account is transmitted by Bank to the ACH; provided, however, that Bank shall be entitled to rely on information received from Company for purposes of determining the proper Custodial Account to or from which such funds are to be credited (in the event of a debit Entry) or debited (in the event of a credit Entry); and provided, further, that if no Custodial Account has been established for the receipt of funds with respect to an Entry Bank shall be authorized to return such funds to the Receiver whose account was debited by the Entry.

Company, on behalf of itself and for each Payee, agrees that funds will remain on deposit in each Custodial Account for [*] after proceeds of a debit
Entry have been credited to the Custodial Account.

          10.  Account Reconciliation

Entries (including On-Us Entries) transmitted by or for Bank will be reflected on a periodic statement provided by Bank to Company on each Custodial Account. Company agrees that Bank may, at the request of any Payee, provide copies of such statements directly to the Payee.

[*] Omitted pursuant to Rule 406.

Company agrees, on its behalf and on behalf of all Payees:

     (i) that company will notify Bank promptly of any discrepancy between Company's or Payee's records and the information shown on any Custodial Account statement;

     (ii) if Company fails to notify Bank of any such discrepancy within 30 days of receipt of a statement containing such information, Bank shall not be liable for any other losses to Company or the relevant Payee resulting from Company's failure to give such notice or any loss of interest with respect to an Entry shown on such statement; and

     (iii) if Company fails to notify Bank of any such discrepancy within one year of receipt of such statement, Company and the relevant Payee shall be precluded from asserting such discrepancy against Bank.

Company Representations and Agreements; Indemnity.

Company warrants and represents to Bank, both at the time of this Agreement and at the time each Entry is transmitted by Company to Bank, that:

     (i) Company is a corporation duly organized and in good standing under the laws of the state of California, that performance by Company under this Agreement will not result in any breach of any provision of Company's Articles of Incorporation or by-laws or any other agreement to which Company is a party, and that Company has and will maintain all licenses, permits and approvals required of Company as a condition of Company lawfully engaging in the activities in which it engages;

     (ii) each person shown as the Receiver on an Entry has authorized the initiation of such Entry and the debiting of its account in the amount and on the Effective Entry Date shown on such Entry;

     (iii) the Receiver's authorization and Company's actions with respect to such Receiver and the Receiver's account comply in all respects with federal and state consumer protection statutes, including without limitation the federal Electronic Fund Transfer Act and its implementing Regulation E of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and Company provided or caused to be provided a copy of the authorization to the Receiver;

     (iv) such authorization is operative at the time of transmittal of the Entry by Bank to the ACH or, as to On-Us Entries, debiting of the Receiver's account by Bank as provided herein; and

     (v) with respect to any Entry received by Bank from Company, Company has complied with all provision of the Rules applicable to the Entry.

Company further represents and warrants to Bank, both at the time of this Agreement and at the time each Entry is transmitted by Company to Bank, that:

     (i) Company has entered into an agreement with each Payee ("Payee Agreements") that authorizes Company, as agent for such Payee, to collect remittances on behalf of the Payee, with receipt of monies due a Payee deemed to occur when funds are received in settlement of an Entry initiated on behalf of the Payee, whether such or not such funds are initially credited to the appropriate Custodial Account;

     (ii) such Payee Agreement authorizes Company, as agent for the Payee, to initiate through ACH credit Entry transfers of funds from the Payee's Custodial Account to an account of such Payee at a third-party financial institution, and further authorizes Bank to debit the Custodial Account in the amount of the ACH credit Entry;

     (iii) the terms and conditions of each Payee Agreement are consistent with the terms and conditions of this Agreement and authorize Company, as agent for

     Payee, to engage in each action contemplated by Company under this Agreement and that, in so doing, Company's actions will be deemed those of such Payee;

     (iv) the terms and conditions of each Payee Agreement authorize Company to direct Bank to transfer funds between Custodial Accounts to correct any error under which funds are initially credited to an incorrect Custodial
     Account: and

     (v) Company, as agent of each, Payee, specifically authorized pursuant to the Payee Agreement to bind each Payee to the provisions of Section 11
     (b), 13 (b), 14 and 15

Company further agrees that, with respect to all Entries:

     (i) Originator shall retain the original, or a microfilm copy or other legible copy, of all debit and credit Entry authorizations for a period of two years (or, if a longer period is required by the Rules, such longer period) after the termination or revocation of such authorization;

     (ii) Company shall provide Bank with the original or a legible copy of a Receiver's authorization within 72 hours of Bank's request for the same;

     (iii) Company shall perform its obligations under this Agreement in accordance with all-applicable laws and regulations.

     (iv) Company shall be bound by and comply with the Rules as in effect from time-to-time.

Company shall indemnify Bank upon demand against any loss, liability or expense (including attorneys' fees and expenses) resulting from or arising out of any breach of any of the foregoing representations, warranties or agreements.

          11.  Liability; Limitations on Liability; Indemnity.

Bank shall be responsible only for performing the services expressly provided for in this Agreement, and shall be liable only for its negligence in performing those services. Bank shall not be responsible for acts or omissions by Company (whether as principal or as agent of a Payee), including without limitation the amount, accuracy, timeless of transmittal or due authorization of any Entry received from Company, or by those of any other person, including without limitation the ACH, any ACH Operator, any Federal Reserve Bank or transmission or communications facility, any Receiver or RDFI (including without limitation the return of any Entry by such Receiver or RDFI), and no such person shall be deemed Bank's agent. Company agrees to indemnify Bank against any loss, Liability or expense (including attorneys' fees and expenses) resulting from or arising out of any claim of any person that Bank is responsible for any act or omission of Company or any other person described in this Section 13 (a).

In no event shall Bank be liable for any consequential, special, punitive or indirect loss or damage which Company or any Payee may incur or suffer in connection with the Agreement, including without limitation loss or damage from subsequent wrongful dishonor resulting from Bank's acts or omissions pursuant to this Agreement. Company represents and warrants that Company as agent for each Payee has the authority to bind each Payee to the limitations on liability contained in this Section 13 (b).

Without limiting the generality of the foregoing provisions, Bank shall be excused from failing to act or delay in acting if Bank receives inconsistent instructions from Company and/or a Payee, any of its authorized representatives or its agent, or if such failure or delay is caused by legal constraint, interruption or transmission or communication facilities, equipment failure, war, emergency conditions or other circumstances beyond Bank's control. In addition, Bank shall be excused from failing to transmit or delay in transmitting an Entry if such transmittal would result in Bank's having exceeded any limitation upon its intra-day net funds position established pursuant to present or future Federal Reserve Board guidelines or in Bank's otherwise violating any provision of any preset or future risk control program of the Federal Reserve Board or any rule or regulation of any other U.S., or state governmental or regulatory authority.

Subject to the foregoing limitations, Bank's liability for loss of interest resulting from its error or delay shall be calculated by using a rate equal to the average Federal Funds rate at the Federal Reserve Bank of San Francisco, less reserve requirements, for the period involved. At Bank's option, payment of such interest may be made by crediting the Account resulting from or arising out of any claim of any person that Bank is responsible for any act or omission of Company or any other person described in Section 13 (a).

          12.  Compliance with Security Procedure.

If an Entry (or a request or cancellation or amendment of an Entry) received by Bank purports to have been transmitted or authorized by Company, it will be deemed Company's Entry (as principal and as agent for the Payee) and effective as Company's Entry or request (as principal and as agent for the Payee) even though the Entry (or request) was not authorized by Company or the Payee or the amount or Receiver of the Entry was other than the amount or Receiver intended by Company or the Payee, provided Bank acted in compliance with the security procedure referred to in Schedule A with respect to such Entry. If signature comparison is to be used as a part of that security procedure, Bank shall be deemed to have complied with that part of such procedure if it compares the signature accompanying a file of Entries (or request for cancellation or amendment of an Entry) received with the signature of an authorized representative of Company and, on the basis of such comparison, believes the signature accompanying such file to be that of such authorized representative.

If an Entry (or request for cancellation or amendment of an Entry) received by Bank was transmitted or authorized by Company, the Entry shall be deemed Company's Entry (as principal and as agent for Payee) and effective as Company's Entry (as principal and as agent for Payee), whether or not Bank complied with security procedure referred to in Schedule A with respect to that Entry and whether or not that Entry was erroneous in any respect or that error would have been detected if Bank had complied with such procedure.

          13.  Inconsistency of Name and Account Number.

Company acknowledges and agrees for itself and for each Payee that, if an Entry describes the Receiver inconsistently by name and account number, payment of the Entry transmitted by Bank to the RDFI might be made by the RDFI (or by Bank) on the basis of the account number, even if it identifies a person different from the named Receiver, and that Company's and each Payee's obligations to Bank with respect to such Entry is not excused in such circumstances.

          14.  Notification of Change.

Bank shall notify Company of all notification of change received by Bank relating to Entries transmitted by Company by mail, phone or electronically no later than one business day after receipt thereof.

          15.  Payment of Services.

Company shall pay Bank the charges for the services provided for herein set forth in Schedule C attached hereto. Such charges do not include, and Company shall be responsible for payment of, any sales, use, excise, value added, utility or other similar taxes relating to the services provided for herein, and any fees or charges provided for in the agreement between Bank and Company with respect to the Company Account and each Custodial Account (the "Account Agreement").

          16.  Amendments.

From time-to-time, Bank may amend any of the terms and conditions contained in this Agreement, including without limitation, any cut-off time, any business day, and any part of Schedule A through C, each of which is attached hereto and made a part hereof. Such amendments shall become effective upon receipt of notice by Company or such later date as may be stated in Bank's notice to Company.

          17.  Notices, Instructions, Etc.

(a) Except as otherwise expressly provided herein, Bank shall not be required to act upon any notice or instruction received from Company or any other person, or to provide any notice or advice to Company or any other person with respect to any matter.

(b) Bank shall be entitled to rely on any written notice or other written communication believed by it in good faith to be genuine and to have been signed by an authorized representative of Company, and any such communication shall be deemed to have been signed by such person. The names and signatures of authorized representatives are set forth in Schedule C attached hereto and made a part hereof. Company may add or delete any authorized representative by written notice to Bank signed by at least two authorized representatives other than that being added or deleted. Such notice shall be effective on the second business day following the day of Bank's receipt thereof.

(c) Except as otherwise expressly provided herein, any written notice or other written communication required or permitted to be given under this Agreement shall be delivered, or sent by United States registered or certified mail, postage prepaid, or by express carrier, and, addressed as follows:

Pacific Mercantile Bank                    eFunds Corporation
450 Newport Center Drive Suite 100         1391 Warner Avenue
Newport Beach, California 92660            Tustin, California 92780

-------------------------------------------------------------------------------------------
Name:      Daniel L. Erickson       John P. Cronin        Name:      Larry L. Luckey
-------------------------------------------------------------------------------------------
Signature: /s/ Daniel L. Erickson   /s/ John P. Cronin    Signature: /s/ Larry L. Luckey
-------------------------------------------------------------------------------------------
Title:     EVP/CFO                  EVP/CTO               Title:     C.O.O.
-------------------------------------------------------------------------------------------
Date:      2/16/99                                        Date:      Feb. 16, 1999
-------------------------------------------------------------------------------------------

unless another address is substituted by notice delivered or sent as provided herein. Except as otherwise expressly provided herein, any such notice shall be deemed given when received.

          18.  Data Retention.

Company shall retain data on file adequate to permit remaking of Entries for 7 years following the date of their transmittal by Bank or Automated Clearing House operator as provided herein, and shall provided such data to Bank upon its request.

          19.  Term and Termination.

The term of this Agreement shall begin on the effective date of the Agreement, which shall be the day a copy of the Agreement signed by Company is delivered to and executed by Bank, and shall end at 12:01 a.m., local time of Bank, on the first calendar day of the January next succeeding the effective date. Unless otherwise terminated by either party as set forth below, this Agreement shall renew for successive terms of one year each.

Bank or Company may terminate this Agreement at any time. Such termination shall be effective one month to the day following the day of Bank's or Company's receipt of written notice of such termination (unless Bank or Company otherwise specifically agrees to earlier termination) or such later date as is specified in that notice.

BECAUSE OF THE IMPORTANCE OF THE BUSINESS THAT E-FUNDS CORPORATION IS ENGAGED IN, THE BANK RECOGNIZES THAT ONGOING WORK CAN NOT BE TERMINATED CAPRICIOUSLY. THEREFORE, SUBJECT TO A VIOLATION OF GOVERNMENT REGULATION WHICH CAUSES BANK TO CEASE AND DECIST FROM AN ACTIVITY, BANK WILL CONTINUE TO PROCESS E-FUNDS CUSTOMER'S TRANSACTIONS FOR A PERIOD OF TIME NECESSARY FOR THOSE CUSTOMER'S AND eFUNDS TO SEEK OTHER ACCOMIDATIONS. DURING THIS PERIOD, ALL INCOME DERIVED BY SUCH PROCESSING WILL BE USED TO PAY ANY DEBTS OWED THE BANK BY E-FUNDS CORPORATION OR ITS CUSTOMERS BEFORE SUCH FUNDS ARE RELEASED TO E-FUNDS CORPORATION.

Any termination of this Agreement shall not affect any of Company's or Bank's obligations arising prior to such termination.

          20.  Entire Agreement.

This Agreement (including the schedules attached), together with the Account Agreement, is the complete and exclusive statement of the agreement between Bank and Company with respect to the subject matter hereof and supersedes any prior agreement(s) between Bank and Company with respect to such subject matter. In the event of any inconsistency between the terms of this Agreement and the Account Agreement, the terms of services provided herein in accordance with the terms of this Agreement would result in a violation of any present or future statute, regulation or government policy to which Bank is subject, and which governs or affects the transactions contemplated by this Agreement, then this Agreement shall be deemed amended to the extent necessary to comply with such statute, regulation or policy, and Bank shall incur no liability to Company as a result of such violation or amendment.

          21.  Assignment.

Except as specifically authorized under this Agreement, Company must notify Bank of any assignment of this Agreement or any of the rights or duties hereunder to any person or entity. Bank has the unilateral option of declining assignment and terminating this agreement.

          22.  Binding Agreement; Benefit.

This Agreement shall be binding upon an inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Agreement is not for the benefit of any other person, and no other person shall have any right against Bank or Company hereunder.

          23.  Headings.

Headings are used for reference purposes only and shall not be deemed a part of this Agreement.

          24.  Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of California and applicable federal law.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Pacific Mercantile Bank                    eFunds Corporation
450 Newport Center Drive Suite 100         1391 Warner Avenue
Newport Beach, California 92660            Tustin, California 92780

-------------------------------------------------------------------------------------------
Name:      Daniel L. Erickson       John P. Cronin        Name:      Larry L. Luckey
-------------------------------------------------------------------------------------------
Signature: /s/ Daniel L. Erickson   /s/ John P. Cronin    Signature: /s/ Larry L. Luckey
-------------------------------------------------------------------------------------------
Title:     EVP/CFO                  EVP/CTO               Title:     C.O.O.
-------------------------------------------------------------------------------------------
Date:      2/16/99                                        Date:      Feb. 16, 1999
-------------------------------------------------------------------------------------------